UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
(Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Purchase of Additional Claims

On September 30, 2011, we entered into a Property Purchase Agreement with Jason McLaughlin pursuant to which we acquired from Mr. McLaughlin full title to certain mining claims adjacent to our Lady Ermalina claims as set forth in the agreement, in consideration for 150,000 restricted shares of our common stock. A description of our Lady Ermalina claims is included in our Form 10-K for the year ended May 31, 2011 filed with the SEC on August 29, 2011. The Seller has covenanted and agreed to execute and deliver all further agreements, instruments or documents, and to do all such other acts and things as may be required to transfer all his right, title and interest in and to the property to us. The agreement contains representations and warranties customary for agreements of this type. A copy of the agreement is attached as an exhibit hereto and this description of the agreement is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities

In consideration of the acquisition of the mining claims described in Item 2.01 above, on September 30, 2011, we issued 150,000 restricted shares of common stock to the seller pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Rule 903 of Regulation S in an offshore transaction to a non-U.S. person, no directed selling efforts were made and offering restrictions were implemented, within the meaning of Rule 902 of Regulation S.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Property Purchase Agreement between the Company and Jason McLaughlin dated September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2011	BUCKINGHAM EXPLORATION INC.

	By:	/s/ Robin Relph
Robin Relph
Chairman, Chief Financial Officer and Director